UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 8, 2007
Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180

(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center
Charlotte, North Carolina	28288-0013

(Address of Principal Executive Offices)	(Zip Code)
(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
Wachovia Corporation (“Wachovia”) today is providing information on the impact of market volatility on its financial results for the month of October and is providing further information on its expectation for credit costs for the fourth quarter of 2007 and certain additional information. Wachovia is providing this information in advance of a presentation by a senior executive on November 9, 2007 to investors and analysts. This same information will be included in Wachovia’s Third Quarter Report on Form 10-Q that will be filed on November 9, 2007:
October Market Events Following our October 2007 announcement of third quarter 2007 results of operations and our financial outlook for the remainder of 2007, certain financial markets experienced further deterioration, particularly the markets for subprime residential mortgage-backed securities (“RMBS”) and for collateralized debt obligations (“CDOs”) collateralized by RMBS (“ABS CDOs”). In October, rising defaults and delinquencies in subprime residential mortgages and rating agencies’ downgrades of a large number of subprime residential mortgage-related securities led to unprecedented declines in the ABX subprime indices, that contributed to a rapid decline in the valuations of subprime RMBS and ABS CDOs. The following table illustrates the decline in the ABX 06-2 subprime index from January 1, 2007, to October 31, 2007:

% Change
				Jan 2 to	Sep 28 to
	Jan 2	Sep 28	Oct 31	Sep 28	Oct 31

AAA AA A BBB BBB-	100.1 100.1 99.3 96.3 95.1	96.0 89.6 70.1 39.3 32.8	89.8 64.1 37.9 20.7 19.9	-4% -10% -29% -59% -66%	-6% -28% -46% -47% -39%
The value of CDOs we have in our portfolio depends on the value of the underlying collateral. ABS CDOs experienced declines in value correlated to the declines in value of subprime RMBS in October. Our third quarter 2007 market disruption-related losses totaling $1.3 billion pre-tax included $347 million of subprime-related valuation losses, net of hedges, on ABS CDOs. Due to the October market deterioration, these ABS CDOs experienced further declines in value in the month of October 2007 by an amount we currently estimate to be approximately $1.1 billion pre-tax. At October 31, 2007, we had remaining exposure to ABS CDOs of $676 million, including on-balance sheet positions and the notional amount of off-balance sheet positions, compared to $1.8 billion at September 30, 2007.
We have exposure to subprime RMBS in other positions totaling $2.1 billion at both October 31, 2007, and September 30, 2007. Estimated aggregate valuation losses of these other positions during the month of October 2007 are immaterial net of hedges.
The following table outlines our subprime exposure at September 30, 2007, and October 31, 2007, and related valuation losses in the third quarter of 2007 and in October 2007:

Global Markets and Investment Banking
Net ABS CDO-Related and
Subprime RMBS Exposures(1)

			Net Write-
	Net Exposure	Net Exposure	Downs for
	at	at	Third Quarter	October
(Dollars in billions)	Oct. 31, 2007	Sept. 30, 2007	2007	Write-Downs

ABS CDO-related exposures:
Super senior ABS CDO exposures(2):
High Grade	$-	-	-	-
Mezzanine	0.41	1.23	(0.16)	(0.82)
CDO-squared	-	-	-	-

Total super senior ABS CDO exposures	0.41	1.23	(0.16)	(0.82)
Other retained ABS CDO exposures	0.27	0.56	(0.17)	(0.29)

Total ABS CDO-related exposures	0.68	1.79	(0.33)	(1.11)

Subprime RMBS exposures(3):
Non-ABS CDO subprime (AAA)	2.07	2.09	(0.02)	(0.02)
Non-ABS CDO subprime (non-AAA) (net of hedges)	(0.02)	(0.04)	-	0.02

Total subprime RMBS exposures	2.05	2.05	(0.02)	-

Total(2)	$2.73	3.84	(0.35)	(1.11)

(1)	Wachovia relies on insurance purchased from AAA rated financial guarantors and actively monitors and manages its counterparty exposure for these positions. The table excludes exposures guaranteed by such counterparties.
(2)	In addition to the above exposure, Wachovia has approximately $138 million of interest rate derivative counterparty risk related to various CDO transactions and $625 million of indirect contingent exposure to AAA RMBS (no ABS CDOs) reserve account investments; the majority of these exposures are senior to super senior risk in the related transactions and the probability of loss is believed to be remote.
(3)	Assumes that for $258 million of subprime whole loan positions, if accounted for in securities form, 70% would be AAA and 30% below AAA.
Of the remaining asset classes where we recorded market disruption-related losses in the third quarter of 2007, the aggregate net market value changes in October in these investments have not been significant. These asset classes include commercial mortgage, leveraged finance, consumer mortgage, and other structured credit products not collateralized by subprime RMBS. Some of the markets for these asset classes continue to demonstrate poor liquidity and higher than typical volatility while others have displayed moderate stability in October.
The fair values of all of our assets that are subject to market valuation adjustments, including subprime RMBS and ABS CDOs, depend on market conditions and assumptions that may change over time. Accordingly, the fair values of these investments in future periods, including at the end of the fourth quarter, and their effect on our financial results, will depend on future market developments and assumptions and may be materially greater or less than the changes in values during October discussed above. For example, markets for all asset classes discussed above have remained extraordinarily volatile in the first week of November, with additional rating agencies’ downgrades on subprime RMBS and ABS CDOs, and credit spread widening and illiquidity.
Wachovia has historically been a major participant in structuring and underwriting CDOs. As measured by lead underwriter league table rankings, Wachovia ranked 3rd for both the first nine months of 2007 and the full year 2006, with issuance volumes of $19.6 billion and $23.4 billion, respectively. The primary focus of Wachovia’s CDO business has been, and continues to be, transactions backed by commercial loans and commercial real estate loans. Our issuance of ABS CDOs has been limited. We originated three ABS CDOs in the first nine months of 2007 and six in full year 2006, accounting for approximately 16 percent and 23 percent, respectively, of the total issuance volume of our CDO business during these periods.

Additionally, due to anticipated loan growth and the impact of continuing credit deterioration in our loan portfolio, we expect to increase our allowance for loan losses in the fourth quarter of 2007. The expected credit deterioration will likely be focused in certain geographic areas that have recently experienced dramatic declines in housing values. We expect that these declines will correlate to increases in loan losses for loans originated within the last two years within these geographic areas. Accordingly, Wachovia now expects to record a loan loss provision in the fourth quarter of 2007 by an amount estimated to be between $500 million and $600 million in excess of charge-offs for the quarter. The actual provision will be determined in accordance with our policies and procedures, will depend on credit conditions and assumptions at quarter-end and may be materially greater or less than the range discussed in the preceding sentence.
The above information should be read together with the fourth quarter 2007 outlook information for fee income which we previously communicated in our October 19, 2007, Current Report on Form 8-K regarding third quarter 2007 results. Such fee income outlook has not been updated to reflect the effects of these “October Market Events”. The information above regarding our loan loss provision supersedes the provision outlook provided on October 19, 2007. We do not intend to update the information provided herein until we announce fourth quarter 2007 earnings in January 2008.
Visa On October 3, 2007, Visa Inc. (“Visa”) announced that it had completed restructuring transactions in preparation for its initial public offering planned for early 2008. We have a membership interest in Visa. On November 7, 2007, Visa announced that it had reached a settlement with American Express regarding certain litigation. The settlement is subject to certain approvals, including the approval by at least two-thirds of the Visa USA, Inc. voting members. We and other banks have obligations to share in certain losses under various agreements with Visa in connection with this and other litigation. In light of the above information and accounting guidance related to Visa matters received on November 7, 2007 from the SEC, we recorded a $115 million liability for litigation and a corresponding expense in the third quarter of 2007. This resulted in a $72 million reduction in net income, or $0.04 per share reduction in diluted earnings per share, in the third quarter of 2007. These items will be reflected in our financial statements for the third quarter to be included in our Third Quarter Report on Form 10-Q, which will also include additional information about these items. Wachovia anticipates at this time that its proportionate share of the proceeds of the planned Visa initial public offering will more than completely offset such items.
*            *            *
This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between A.G. Edwards, Inc. (“A.G. Edwards”) and Wachovia completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) the timely development of competitive new products and services by Wachovia and the acceptance of these products and services by new and existing customers; (11) the willingness of customers to accept third party products marketed by Wachovia; (12) the willingness of customers to substitute competitors’ products and services for Wachovia’s products and services and vice versa; (13) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (14) technological changes; (15) changes in consumer spending and saving habits; (16) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the A.G. Edwards Merger and the Golden West Merger, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (17) the growth and profitability of Wachovia’s noninterest or fee income being less than expected; (18) unanticipated regulatory or judicial proceedings or rulings; (19) the impact of changes in accounting principles; (20) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; (21) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (22) Wachovia’s success at managing the risks involved in the foregoing.
Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger, the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: November 8, 2007	By:	/s/ Thomas J. Wurtz

	Name:	Thomas J. Wurtz
	Title:	Senior Executive Vice President and Chief Financial Officer

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